Exhibit 99.2

U.S. Energy Corp. Announces a Full Exercise of the Over-Allotment Option and Closing of $3.45 million Underwritten Offering

HOUSTON, TEXAS, November 16, 2020 — U.S. Energy Corp. (Nasdaq: USEG) (the “Company”), today announced the full exercise of the over-allotment option granted to the underwriters with respect to 150,000 additional shares of common stock, and closing of the previously announced underwritten public offering of 1,000,000 shares, bringing the total gross proceeds from the offering to $3,450,000 million before deducting underwriting discounts and other offering expenses. The Company intends to use the net proceeds from this offering to fund potential future acquisitions of oil and gas properties, capital expenditures, working capital, and general corporate purposes.

Kingswood Capital Markets, division of Benchmark Investments, Inc., acted as sole bookrunner for the offering.

The shares of common stock were offered by the Company pursuant to a registration statement on Form S-1, as amended (File No. 333-249738) previously filed with the Securities and Exchange Commission (the “SEC”) on October 30, 2020 and declared effective by the SEC on November 12, 2020. The offering was made only by means of a prospectus, forming a part of the effective registration statement. A final prospectus relating to the shares of common stock being offered was filed with the SEC. The Company will also file a Form 8-K in connection with the underwriting agreement and the closing of the offering. Electronic copies of the final prospectus may be obtained on the SEC’s website at http://www.sec.gov or by Kingswood Capital Markets, Attention: Syndicate Department, 17 Battery Place, Suite 625, New York, NY 10004, by telephone at (212) 404-7002, or by email at syndicate@kingswoodcm.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About U.S. Energy Corp.

U.S. Energy is an independent energy company focused on the acquisition and development of oil and gas producing properties in the United States. Our business is currently focused on targeting mature, low decline assets with existing infrastructure, which we believe allows us to maximize our return on capital in a cost effective and sustainable manner. More information about U.S. Energy Corp. can be found at www.usnrg.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of, and within the safe harbor provided by the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the SEC, including the registration statement and prospectus, not limited to Risk Factors relating to its business contained therein. Additional risks and uncertainties relate to completion of the offering on the anticipated terms, or at all, market conditions and the satisfaction of customary closing conditions related to the offering. Thus, actual results could be materially different. Particular uncertainties and risks include: our ability to satisfy the closing conditions of the offering; the closing of the offering; the use of proceeds of the offering and market and other conditions. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:

U.S. Energy Corp.

Ryan Smith

Chief Executive Officer

(303) 993-3200

www.usnrg.com